Exhibit 99
                                   ----------


                RemoteMDx Raises $6 Million in Private Placement

           International Investment Company VATAS Holding GmbH invests in rapidly growing company


SANDY, Utah, Nov. 13, 2006 (Marketwire) - RemoteMDx, Inc., (OTCBB:RMDX), today announced that it has raised $6 million through a private placement of its Common Stock with the international German-based firm of VATAS Holding GmbH, founded by the London based renowned entrepreneur Rob Hersov. RemoteMDx, through its subsidiary SecureAlert, is a single-source provider of offender and health monitoring and tracking products utilizing global positioning and wireless technologies.

The new funding aids the Company in meeting its ambitious goal of deploying 20,000 units by year's end. "Though the majority of the 20,000 units have not been promised to our customers until early in the first quarter of 2007, we want to stay ahead of the ever-growing order demand," stated Jim Dalton, President of RemoteMDx. "The cash infusion allows the Company to set up, through its contract manufacturer, additional lines in Calgary and Toronto. The financial commitment of VATAS will accelerate the production of 20,000 units that will generate recurring monitoring revenues of $8 per day per unit for annualized revenues in excess of $50 million. In addition, it will allow the Company to meet its growth objectives for 2007 domestically and internationally."

Under the terms of the agreement, VATAS purchased three million shares of common stock at $2 per share. In addition, the funding organization has the right to purchase an additional seven million shares at $2 per share, along with the right to provide the Company with or arrange for up to an additional $30 million in financing during the next six months. VATAS also has the right during the next two years to use its international presence to help facilitate RemoteMDx's expansion and distribution of products into international markets, in particular Europe and Asia, as called for in the agreement.

"The financial backing and strategic relationship of VATAS comes at a critical time in the Company's growth," noted James Dalton. "We believe this relationship will allow RemoteMDx - through its SecureAlert subsidiary, to become the recognized leader in the electronic monitoring field both domestically and internationally." About RemoteMDx

Through its SecureAlert subsidiary, RemoteMDx offers a unique personal security service combining two-way communications, patented wireless location technology and affordable real-time 24/7 mobile monitoring to assist law enforcement in protecting neighborhoods from predators and to provide peace of mind for families with elderly loved ones who live alone or far away. More information is available on the company website, www.remotemdx.com .

Safe Harbor Statement

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the company. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

                                       ###

                 SecureAlert, TrackerPAL and Offender Monitoring
       Center are trademarks of SecureAlert. RemoteMDx is a trademark of
                                 RemoteMDx, Inc.

Contact:
                  Investor/Media Relations
                  866-451-6141
                  ir@remotemdx.com